Exhibit 99.1
ARGAN, INC. REPORTS FIRST QUARTER RESULTS
June 13, 2011 — ROCKVILLE, MD — Argan, Inc. (NYSE AMEX: AGX) (Company) today announced financial results for the first quarter ended April 30, 2011 of its fiscal year 2012.
For the quarter ended April 30, 2011, net revenues were $16.0 million compared to $53.2 million during the quarter ended April 30, 2010. Gemma Power Systems (Gemma) contributed $14.0 million or 87.7% of net revenues from continuing operations in the first quarter of fiscal 2012, compared to $51.4 million, or 96.5% of net revenues from continuing operations in the first quarter of fiscal 2011. The reduction in net revenues was due primarily to the completion of the construction of a large gas fired power plant in Northern California in the first quarter. In May 2011, Gemma received full notice to proceed on a new 800 MW project near Desert Hot Springs, California.
The Company reported EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $1.4 million for the quarter ended April 30, 2011 compared to $4.0 million for the same prior year period. Gemma, for its segment, recorded $2.3 million in EBITDA for the first quarter of fiscal 2012 compared to $5.4 million in the first quarter of fiscal 2011.
During the quarter, Argan sold the assets of its wholly-owned subsidiary, Vitarich Laboratories, Inc., to NBTY, Florida, Inc. As a result, VLI is classified as a discontinued operation for financial reporting purposes. Argan realized a net loss on discontinued operations for the quarter of $139,000 compared to a net loss of $332,000 from discontinued operations in the same quarter in the preceding year.
In the first quarter of fiscal 2011, the Company reported income from continuing operations before income taxes of $1.2 million compared to income from continuing operations before income taxes of $3.7 million in the first quarter of 2011.
Net income for the quarter ended April 30, 2011 was $606,000, or $0.04 per diluted share based on 13,679,000 diluted shares outstanding, compared to net income of $2.0 million, or $0.15 per diluted share based on 13,790,000 diluted shares outstanding for the quarter ended April 30, 2010.
Argan had consolidated cash of $78.9 million as of April 30, 2011 and was debt free. Consolidated working capital increased during the current quarter to approximately $74.6 million as of April 30, 2011.
Gemma’s backlog as of April 30, 2011 was $293 million. Gemma received a full notice to proceed on the project to construct an 800 MW peaking plant energy facility in Southern California, which is included in our backlog with the value of $237 million at April 30, 2011.
Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Our Gemma net revenues were soft during the first quarter, primarily due to the completion of the major power plant project in Northern California. Gemma was able to maintain its backlog of approximately $300 million and as the fiscal year progresses will show improved net revenues from the 800 MW peaking plant project which is in its initial phases of construction activity.”

About Argan, Inc.
Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301-315-9467

ARGAN, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended April 30,
	2011	2010

Net revenues
Power industry services	$14,019,000	$51,396,000
Telecommunications infrastructure services	1,974,000	1,838,000

Net revenues	15,993,000	53,234,000
Cost of revenues
Power industry services	10,481,000	44,667,000
Telecommunications infrastructure services	1,614,000	1,793,000

Cost of revenues	12,095,000	46,460,000

Gross profit	3,898,000	6,774,000
Selling, general and administrative expenses	2,759,000	3,034,000

	1,139,000	3,740,000
Interest expense	—	(14,000)
Investment income	22,000	12,000

Income from continuing operations before income taxes	1,161,000	3,738,000
Income tax expense	416,000	1,383,000

Income from continuing operations	745,000	2,355,000

Discontinued operations
Loss on discontinued operations (including gain on disposal of $152,000 in 2011)	(65,000)	(526,000)
Income tax (expense) benefit	(74,000)	194,000

Loss on discontinued operations	(139,000)	(332,000)

Net income	$606,000	$2,023,000

Earnings per share:
Continuing operations
Basic	$0.05	$0.17

Diluted	$0.05	$0.17

Discontinued operations
Basic	$(0.01)	$(0.02)

Diluted	$(0.01)	$(0.02)

Net income
Basic	$0.04	$0.15

Diluted	$0.04	$0.15

Weighted average number of shares outstanding:
Basic	13,601,000	13,584,000

Diluted	13,679,000	13,790,000

ARGAN, INC. AND SUBSIDIARIES
Reconciliations to EBITDA
Continuing Operations
(unaudited)

	Three Months Ended April 30,
	2011	2010

Income from continuing operations	$745,000	$2,355,000
Interest expense	—	14,000
Income tax expense	416,000	1,383,000
Amortization of purchased intangible assets	87,000	87,000
Depreciation and other amortization	117,000	168,000

EBITDA	$1,365,000	$4,007,000

Reconciliations to EBITDA
Power Industry Services
(unaudited)

	Three Months Ended April 30,
	2011	2010

Income before income taxes	$2,140,000	$5,279,000
Interest expense	—	14,000
Amortization of purchased intangible assets	87,000	87,000
Depreciation and other amortization	49,000	67,000

EBITDA	$2,276,000	$5,447,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations from continuing operations. Pursuant to the requirements of SEC Regulation G, the reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30,	January 31
	2011	2011
	(unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,906,000	$83,292,000
Restricted cash	—	1,243,000
Accounts receivable, net of allowance for doubtful accounts	5,712,000	13,099,000
Costs and estimated earnings in excess of billings	421,000	1,443,000
Deferred income tax assets	417,000	91,000
Prepaid expenses and other current assets	1,364,000	520,000
Assets held for sale	780,000	6,354,000

TOTAL CURRENT ASSETS	87,600,000	106,042,000
Property and equipment, net of accumulated depreciation	1,370,000	1,478,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization and impairment losses	2,821,000	2,908,000
Deferred income tax assets	995,000	999,000
Other assets	20,000	14,000
Assets held for sale	226,000	625,000

TOTAL ASSETS	$111,508,000	$130,542,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,513,000	$8,555,000
Accrued expenses	4,878,000	13,035,000
Billings in excess of costs and estimated earnings	2,566,000	9,916,000
Liabilities related to assets held for sale	43,000	1,362,000

TOTAL CURRENT LIABILITIES	13,000,000	32,868,000
Other liabilities	28,000	29,000

TOTAL LIABILITIES	13,028,000	32,897,000

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share; 30,000,000 shares authorized; 13,605,227 and 13,602,227 shares issued at April 30 and January 31, 2011, and 13,601,994 and 13,598,994 shares outstanding at April 30 and January 31, 2011	2,041,000	2,040,000
Warrants outstanding	601,000	601,000
Additional paid-in capital	88,789,000	88,561,000
Retained earnings	7,082,000	6,476,000
Treasury stock, at cost; 3,233 shares at April 30 and January 31, 2011	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	98,480,000	97,645,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$111,508,000	$130,542,000

Note 1 — The condensed consolidated balance sheet as of January 31, 2011 has been derived from audited financial statements.